Exhibit 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2018 Results and Declares Common Stock Dividend

Fourth Quarter Company Highlights:

•                  GAAP net income of $0.47 per diluted common share; AFFO of $0.29, or $0.39 per share excluding a $10 million non-cash loss reserve on a legacy asset(1)

•                  Declares a cash dividend on common stock of $0.27 per share, 29% higher than a year ago

•                  Declared a special dividend of $0.15 per share of common stock

•                  Raised $100.5 million of capital in a common stock offering

Agency Business

•                  Segment income of $42.4 million

•                  Loan originations of $1.62 billion, a 15% increase from 3Q18

•                  Servicing portfolio of $18.60 billion, up 5% from 3Q18 and 15% for 2018

Structured Business

•                  Segment income of $4.7 million

•                  Loan originations of $447.5 million

Full Year Highlights:

•                  GAAP net income of $1.50 and AFFO of $1.21 per diluted common share(1)

•                  Record loan originations of $6.78 billion, with $5.12 billion from the agency business, a 15% increase over 2017

•                  Improved funding sources by adding our tenth and largest collateralized securitization vehicle totaling $560.0 million, increased warehouse facility capacity and reduced pricing, issued $389.5 million of senior debt replacing $336.1 million of higher cost senior debt

•                  Raised $217.1 million of capital through the issuance of common stock and debt

•                  Structured portfolio growth of 24% from loan originations of $1.66 billion

•                  Declared dividends on common stock of $1.13 per share, a 57% increase from 2017

•                  Significant return to shareholders of 30% for 2018

•                  Market cap surpasses $1 billion mark

•                  Recognized a $10 million gain from the settlement of a litigation

Uniondale, NY, February 15, 2019 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter and year ended December 31, 2018.  Arbor reported net income for the quarter of $37.2 million, or $0.47 per diluted common share, compared to $21.9 million, or $0.35 per diluted common share for the quarter ended December 31, 2017.  Net income for the year was $108.3 million, or $1.50 per diluted common share, compared to $65.8 million, or $1.12 per diluted common share for the year ended December 31, 2017.  Adjusted funds from operations (“AFFO”) for the quarter was $28.9 million, or $0.29 per diluted common share, compared to $20.7 million, or $0.25 per diluted common share for the quarter ended December 31, 2017. AFFO for the year was $113.1 million, or $1.21 per diluted common share, compared to $83.9 million, or $1.04 per diluted common share for the year ended December 31, 2017.(1)

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2018	September 30, 2018	December 31, 2018	December 31, 2017
Fannie Mae	$1,067,230	$995,662	$3,332,100	$2,929,481
Freddie Mac	527,502	317,516	1,587,958	1,322,498
FHA	15,549	77,236	153,523	189,087
CMBS/Conduit	14,025	20,650	50,908	21,370
Total Originations	$1,624,306	$1,411,064	$5,124,489	$4,462,436

Total Loan Sales	$1,653,421	$1,190,004	$4,924,144	$4,814,906

Total Loan Commitments	$1,604,502	$1,376,376	$5,104,072	$4,344,328

For the quarter ended December 31, 2018, the Agency Business generated revenues of $84.4 million, compared to $58.8 million for the third quarter of 2018.  Gain on sales, including fee-based services, net was $18.7 million for the quarter, reflecting a margin of 1.13% on loan sales, compared to $17.5 million and 1.47% for the third quarter of 2018. Income from mortgage servicing rights was $36.1 million for the quarter, reflecting a rate of 2.25% as a percentage of loan commitments, compared to $25.2 million and 1.83% for the third quarter of 2018.

At December 31, 2018, loans held-for-sale was $481.7 million which was primarily comprised of unpaid principal balances totaling $473.0 million, with financing associated with these loans totaling $ 472.2 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $18.60 billion at December 31, 2018, an increase of 5% from September 30, 2018, primarily a result of $1.62 billion of new loan originations, net of $ 803.3 million in portfolio runoff during the quarter. Servicing revenue, net was $11.4 million for the quarter and consists of servicing revenue of $23.9 million, net of amortization of mortgage servicing rights totaling $12.5 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of December 31, 2018			As of September 30, 2018
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$13,562,667	0.513%	7.4	$13,195,643	0.523%	7.7
Freddie Mac	4,394,287	0.308%	10.8	3,977,619	0.308%	11.0
FHA	644,687	0.155%	19.6	621,419	0.157%	20.1
Total	$18,601,641	0.452%	8.6	$17,794,681	0.462%	8.8

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At December 31, 2018, the Company’s allowance for loss-sharing obligations was $34.3 million, representing 0.25% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

Quarter ended December 31, 2018:

•                  21 new loan originations totaling $447.5 million, of which 18 were bridge loans for $404.9 million

•                  Payoffs and pay downs on 23 loans totaling $271.4 million

Year ended December 31, 2018:

•                  Portfolio growth of 24% was driven by loan origination volume consisting of 90 new loan originations totaling $1.66 billion, of which 84 were bridge loans for $1.55 billion

•                  Payoffs and pay downs on 79 loans totaling $955.6 million

At December 31, 2018, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $3.28 billion, with a weighted average current interest pay rate of 7.02%, compared to $3.17 billion and 6.88% at September 30, 2018.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.66% at December 31, 2018, compared to 7.52% at September 30, 2018. The increase in average yield was primarily due to an increase in LIBOR.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2018, excluding loan loss reserves, was $3.23 billion with a weighted average yield on these assets of 7.76%, compared to $3.26 billion and 7.37% for the third quarter of 2018. The increase in average yield was primarily due to higher fees on loan payoffs in the fourth quarter as compared to the third quarter, as well as an increase in LIBOR.

The Company recorded $10.1 million in loan loss reserves related to a loan with a carrying value of approximately $121.4 million, before loan loss reserves.  At December 31, 2018, the Company’s total loan loss reserves were $71.1 million on five loans with an aggregate carrying value before loan loss reserves of $131.8 million. The Company also had two non-performing loans with a carrying value of $2.5 million, net of related loan loss reserves of $1.7 million.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2018 was $2.89 billion with a weighted average interest rate including fees of 5.24% as compared to $2.92 billion and a rate of 5.03% at September 30, 2018. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2018 was $2.89 billion, as compared to $2.86 billion for the third quarter of 2018. The average cost of borrowings for the fourth quarter was 5.13%, compared to 4.93% for the third quarter of 2018. The increase in average costs was primarily due to an increase in LIBOR.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of December 31, 2018 and as of the most recent collateralized securitization vehicle determination dates in January 2019.

Capital Markets

The Company issued 8.7 million shares of common stock in a public offering receiving net proceeds of $100.5 million. The Company intends to use the net proceeds to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.27 per share of common stock for the quarter ended December 31, 2018, representing an increase of 29% over the prior year dividend of $0.21 per share. The dividend is payable on March 20, 2019 to common stockholders of record on March 1, 2019. The ex-dividend date is February 28, 2019.

The Company also announced today that its Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from December 1, 2018 through February 28, 2019. The dividends are payable on February 28, 2019 to preferred stockholders of record on February 15, 2019. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

In addition, the Board of Directors declared a special dividend of $0.15 per common share, which was paid in a combination of 80% common stock and 20% cash in January 2019.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 6283438.

After the live webcast, the call will remain available on the Company’s website through March 31, 2019.  In addition, a telephonic replay of the call will be available until February 22, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 6283438.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare, and other diverse commercial real estate assets. Headquartered in Uniondale, New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in Fannie Mae, Freddie Mac, and other government-sponsored enterprises, as well as CMBS, bridge, mezzanine, and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and flexibility, and dedicated to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com
Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

($ in thousands—except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)
Interest income	$73,360	$46,045	$251,768	$156,177
Interest expense	42,999	26,374	153,818	90,072
Net interest income	30,361	19,671	97,950	66,105

Other revenue:
Gain on sales, including fee-based services, net	18,735	17,672	70,002	72,799
Mortgage servicing rights	36,052	20,638	98,839	76,820
Servicing revenue, net	11,372	9,287	46,034	29,210
Property operating income	1,569	2,219	10,095	10,973
Other income, net	9,736	1,615	8,161	685
Total other revenue	77,464	51,431	233,131	190,487

Other expenses:
Employee compensation and benefits	26,386	25,265	110,470	92,126
Selling and administrative	9,291	7,605	37,074	30,738
Property operating expenses	2,342	2,639	10,431	10,482
Depreciation and amortization	1,914	1,843	7,453	7,385
Impairment loss on real estate owned	—	500	2,000	3,200
Provision for loss sharing (net of recoveries)	1,003	147	3,843	(259)
Provision for loan losses (net of recoveries)	9,319	—	8,353	(456)
Litigation settlement gain	—	—	(10,170)	—
Management fee - related party	—	—	—	6,673
Total other expenses	50,255	37,999	169,454	149,889

Income before extinguishment of debt, income from equity affiliates and income taxes	57,570	33,103	161,627	106,703
(Loss) gain on extinguishment of debt	(82)	—	(5,041)	7,116
Income (loss) from equity affiliates	91	(4,706)	1,196	(2,951)
(Provision for) benefit from income taxes	(8,635)	2,885	(9,731)	(13,359)

Net income	48,944	31,282	148,051	97,509

Preferred stock dividends	1,888	1,888	7,554	7,554
Net income attributable to noncontrolling interest	9,838	7,524	32,185	24,120
Net income attributable to common stockholders	37,218	$21,870	$108,312	$65,835

Basic earnings per common share	$0.48	$0.35	$1.54	$1.14
Diluted earnings per common share	$0.47	$0.35	$1.50	$1.12

Weighted average shares outstanding:
Basic	78,273,633	61,712,782	70,208,165	57,890,574
Diluted	101,148,081	84,361,612	93,642,168	80,311,252

Dividends declared per common share	$0.42	$0.19	$1.13	$0.72

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	December 31,	December 31,
	2018	2017

Assets:
Cash and cash equivalents	$160,063	$104,374
Restricted cash	180,606	139,398
Loans and investments, net	3,200,145	2,579,127
Loans held-for-sale, net	481,664	297,443
Capitalized mortgage servicing rights, net	273,770	252,608
Securities held to maturity, net	76,363	27,837
Investments in equity affiliates	21,580	23,653
Real estate owned, net	14,446	16,787
Due from related party	1,287	688
Goodwill and other intangible assets	116,165	121,766
Other assets	86,086	62,264
Total assets	$4,612,175	$3,625,945

Liabilities and Equity:
Credit facilities and repurchase agreements	1,135,627	528,573
Collateralized loan obligations	1,593,548	1,418,422
Debt fund	68,183	68,084
Senior unsecured notes	122,484	95,280
Convertible senior unsecured notes, net	254,768	231,287
Junior subordinated notes to subsidiary trust issuing preferred securities	140,259	139,590
Related party financing	—	50,000
Due to borrowers	78,662	99,829
Allowance for loss-sharing obligations	34,298	30,511
Other liabilities	118,780	99,813
Total liabilities	3,546,609	2,761,389

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,653,584 and 21,230,769 shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,502	89,508
Common stock, $0.01 par value: 500,000,000 shares authorized; 83,987,707 and 61,723,387 shares issued and outstanding, respectively	840	617
Additional paid-in capital	879,029	707,450
Accumulated deficit	(74,133)	(101,926)
Accumulated other comprehensive income	—	176
Total Arbor Realty Trust, Inc. stockholders’ equity	895,238	695,825

Noncontrolling interest	170,328	168,731
Total equity	1,065,566	864,556

Total liabilities and equity	$4,612,175	$3,625,945

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

(in thousands)

	Quarter Ended December 31, 2018
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$64,105	$9,255	$—	$73,360
Interest expense	37,395	5,604	—	42,999
Net interest income	26,710	3,651	—	30,361

Other revenue:
Gain on sales, including fee-based services, net	—	18,735	—	18,735
Mortgage servicing rights	—	36,052	—	36,052
Servicing revenue	—	23,857	—	23,857
Amortization of MSRs	—	(12,485)	—	(12,485)
Property operating income	1,569	—	—	1,569
Other income, net	734	9,002	—	9,736
Total other revenue	2,303	75,161	—	77,464

Other expenses:
Employee compensation and benefits	6,437	19,949	—	26,386
Selling and administrative	4,142	5,149	—	9,291
Property operating expenses	2,342	—	—	2,342
Depreciation and amortization	514	1,400	—	1,914
Provision for loss sharing (net of recoveries)	—	1,003	—	1,003
Provision for loan losses (net of recoveries)	9,319	—	—	9,319
Total other expenses	22,754	27,501	—	50,255

Income before extinguishment of debt, income from equity affiliates and income taxes	6,259	51,311	—	57,570
Loss on extinguishment of debt	(82)	—	—	(82)
Income from equity affiliates	91	—	—	91
Benefit from (provision for) income taxes	273	(8,908)	—	(8,635)

Net income	6,541	42,403	—	48,944

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	9,838	9,838
Net income attributable to common stockholders	$4,653	$42,403	$(9,838)	$37,218

(1)	Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	December 31, 2018
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$89,457	$70,606	$160,063
Restricted cash	180,606	—	180,606
Loans and investments, net	3,200,145	—	3,200,145
Loans held-for-sale, net	—	481,664	481,664
Capitalized mortgage servicing rights, net	—	273,770	273,770
Securities held to maturity, net	—	76,363	76,363
Investments in equity affiliates	21,580	—	21,580
Goodwill and other intangible assets	12,500	103,665	116,165
Other assets	81,494	20,325	101,819
Total assets	$3,585,782	$1,026,393	$4,612,175

Liabilities:
Debt obligations	2,842,688	472,181	3,314,869
Allowance for loss-sharing obligations	—	34,298	34,298
Other liabilities	159,413	38,029	197,442
Total liabilities	$3,002,101	$544,508	$3,546,609

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

($ in thousands—except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income attributable to common stockholders	$37,218	$21,870	$108,312	$65,835

Adjustments:
Net income attributable to noncontrolling interest	9,838	7,524	32,185	24,120
Impairment loss on real estate owned	—	500	2,000	3,200
Depreciation - real estate owned	176	177	708	769
Depreciation - investments in equity affiliates	125	102	499	406

Funds from operations (1)	$47,357	$30,173	$143,704	$94,330

Adjustments:
Income from mortgage servicing rights	(36,052)	(20,638)	(98,839)	(76,820)
Impairment loss on real estate owned	—	(500)	(2,000)	(3,200)
Deferred tax provision (benefit)	2,421	(7,414)	(12,033)	(7,399)
Amortization and write-offs of MSRs	20,314	16,894	73,182	63,034
Depreciation and amortization	2,582	2,073	9,618	7,697
Net (gain) loss on changes in fair value of derivatives	(9,002)	(914)	(6,672)	1,398
Stock-based compensation	1,257	1,007	6,095	4,840

Adjusted funds from operations (1) (2)	$28,877	$20,681	$113,055	$83,880

Diluted FFO per share (1)	$0.47	$0.36	$1.53	$1.17

Diluted AFFO per share (1) (2)	$0.29	$0.25	$1.21	$1.04

Diluted weighted average shares outstanding (1)	101,148,081	84,361,612	93,642,168	80,311,252

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

(2) Excluding the impact of a non-cash $10.1 million loan loss reserve related to a legacy pre-crisis asset, AFFO for the quarter ended December 31, 2018 was $39.0 million, or $0.39 per diluted common share.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.